COMPUTER DATA SYSTEMS, INC.






                                   $75,000,000

                                CREDIT AGREEMENT

                            dated as of June 13, 1997

                               NATIONSBANK, N.A.,

                             as Administrative Agent


















                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
SECTION 1.   DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.1   Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .     1
      1.2   Other Definitional Provisions . . . . . . . . . . . . . . . .    17
SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS . . . . . . . . . .    18
      2.1   Term Loans  . . . . . . . . . . . . . . . . . . . . . . . . .    18
      2.2   Procedure for Term Loan Borrowing . . . . . . . . . . . . . .    18
      2.3   Amortization of Term Loans  . . . . . . . . . . . . . . . . .    19
      2.4    Use of Proceeds of Term Loans  . . . . . . . . . . . . . . .    19
SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS  . . . . . .    19
      3.1   Revolving Credit Commitments  . . . . . . . . . . . . . . . .    19
      3.2   Procedure for Revolving Credit Borrowing  . . . . . . . . . .    20
      3.3   Use of Proceeds of Revolving Credit Loans . . . . . . . . . .    20
      3.4   Swing Line Loan Commitments . . . . . . . . . . . . . . . . .    20
      3.5   Procedure for Swing Line Loans Borrowing  . . . . . . . . . .    20
      3.6   Use of Proceeds of Swing Line Loans . . . . . . . . . . . . .    21
      3.7   Refunding Swing Line Loans  . . . . . . . . . . . . . . . . .    21

SECTION 4. AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY  . . . . . .    22
      4.1   L/C Commitment  . . . . . . . . . . . . . . . . . . . . . . .    22
      4.2   Procedure for Issuance of Letters of Credit . . . . . . . . .    23
      4.3   Fees, Commissions and Other Charges.  . . . . . . . . . . . .    23
      4.4   L/C Participations  . . . . . . . . . . . . . . . . . . . . .    24
      4.5   Reimbursement Obligation of the Borrower  . . . . . . . . . .    25
      4.6   Obligations Absolute.   . . . . . . . . . . . . . . . . . . .    25
      4.7   Letter of Credit Payments . . . . . . . . . . . . . . . . . .    26
      4.8   Application . . . . . . . . . . . . . . . . . . . . . . . . .    26

SECTION 5.  PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES
            AND PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . .    26
      5.1   Repayment of Loans; Evidence of Indebtedness  . . . . . . . .    26
      5.2   Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . .    27
      5.3   Agent's Fees  . . . . . . . . . . . . . . . . . . . . . . . .    27
      5.4   Optional Prepayments  . . . . . . . . . . . . . . . . . . . .    27
      5.5   Optional Termination or Reduction of Commitments  . . . . . .    28
      5.6   Mandatory Prepayments   . . . . . . . . . . . . . . . . . . .    28
      5.7   Application of Prepayments  . . . . . . . . . . . . . . . . .    28
      5.8   Conversion and Continuation Options   . . . . . . . . . . . .    29
      5.9   Minimum Amounts and Maximum Number of Tranches  . . . . . . .    30
      5.10   Interest Rates and Payment Dates   . . . . . . . . . . . . .    30
      5.11   Computation of Interest and Fees   . . . . . . . . . . . . .    31
      5.12   Inability to Determine Interest Rate . . . . . . . . . . . .    31
      5.13   Pro Rata Treatment and Payments  . . . . . . . . . . . . . .    32
      5.14   Illegality . . . . . . . . . . . . . . . . . . . . . . . . .    33
      5.15   Requirements of Law  . . . . . . . . . . . . . . . . . . . .    33
      5.16   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    34
      5.17   Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . .    36
      5.18   Change of Lending Office . . . . . . . . . . . . . . . . . .    36
SECTION 6.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . .    37
      6.1   Financial Condition . . . . . . . . . . . . . . . . . . . . .    37
      6.2   No Change . . . . . . . . . . . . . . . . . . . . . . . . . .    37
      6.3   Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . .    38
      6.4   Corporate Existence; Compliance with Law  . . . . . . . . . .    38
      6.5   Corporate Power, Authorization, Enforceable Obligations . . .    38
      6.6   No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . .    38
      6.7   No Material Litigation  . . . . . . . . . . . . . . . . . . .    39
      6.8   No Default  . . . . . . . . . . . . . . . . . . . . . . . . .    39
      6.9   Ownership of Property; Liens  . . . . . . . . . . . . . . . .    39
      6.10   Intellectual Property  . . . . . . . . . . . . . . . . . . .    39
      6.11   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
      6.12   Federal Regulations  . . . . . . . . . . . . . . . . . . . .    40
      6.13   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
      6.14   Investment Company Act; Other Regulations  . . . . . . . . .    40
      6.15   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . .    40
      6.16   Pledge Agreements  . . . . . . . . . . . . . . . . . . . . .    41
      6.17   Environmental Matters  . . . . . . . . . . . . . . . . . . .    41
      6.18   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . .    42
      6.19   Guarantees . . . . . . . . . . . . . . . . . . . . . . . . .    42
SECTION 7.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . .    42
      7.1   Conditions to Initial Extensions of Credit  . . . . . . . . .    42
      7.2   Conditions to Each Extension of Credit  . . . . . . . . . . .    44
SECTION 8.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .    45
      8.1   Financial Statements  . . . . . . . . . . . . . . . . . . . .    45
      8.2   Certificates; Other Information . . . . . . . . . . . . . . .    46
      8.3   Payment of Obligations  . . . . . . . . . . . . . . . . . . .    46
      8.4   Conduct of Business and Maintenance of Existence  . . . . . .    47
      8.5   Maintenance of Property; Insurance  . . . . . . . . . . . . .    47
      8.6   Inspection of Property; Books and Records; Discussions  . . .    47
      8.7   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
      8.8   Environmental Laws. . . . . . . . . . . . . . . . . . . . . .    49
      8.9   Further Assurances. . . . . . . . . . . . . . . . . . . . . .    49
      8.10 Additional Subsidiaries  . . . . . . . . . . . . . . . . . . .    49
SECTION 9.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . .    50
      9.1   Financial Condition Covenants.  . . . . . . . . . . . . . . .    50
      9.2   Limitation on Indebtedness and Preferred Stock  . . . . . . .    51
      9.3   Limitation on Liens . . . . . . . . . . . . . . . . . . . . .    52
      9.4   Limitation on Fundamental Changes . . . . . . . . . . . . . .    53
      9.5   Limitation on Sale of Assets  . . . . . . . . . . . . . . . .    54
      9.6   Limitation on Investments, Loans, Guarantee Obligations and
            Advances . . . . . . . . . . . . . . . . . . . . . . . . .  .    54
      9.7   Limitation on Transactions with Affiliates  . . . . . . . . .    55
      9.8   Limitation on Changes in Fiscal Year  . . . . . . . . . . . .    55
      9.9   Limitation on Negative Pledge Clauses . . . . . . . . . . . .    55
      9.10   Limitation on Lines of Business  . . . . . . . . . . . . . .    55
SECTION 10.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . .    56
SECTION 11.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . . . . . .    59
      11.1   Appointment  . . . . . . . . . . . . . . . . . . . . . . . .    59
      11.2   Delegation of Duties . . . . . . . . . . . . . . . . . . . .    59
      11.3   Exculpatory Provisions   . . . . . . . . . . . . . . . . . .    59
      11.4   Reliance by Administrative Agent . . . . . . . . . . . . . .    60
      11.5   Notice of Default  . . . . . . . . . . . . . . . . . . . . .    60
      11.6   Non-Reliance on Administrative Agent and Other Lenders . . .    60
      11.7   Indemnification  . . . . . . . . . . . . . . . . . . . . . .    61
      11.8   Administrative Agent in its Individual Capacity  . . . . . .    61
      11.9   Successor Administrative Agent . . . . . . . . . . . . . . .    62
SECTION 12.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . .    62
      12.1   Amendments and Waivers . . . . . . . . . . . . . . . . . . .    62
      12.2   Releases of Collateral Security and Guarantee Obligations  .    63
      12.3   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .    63
      12.4   No Waiver; Cumulative Remedies . . . . . . . . . . . . . . .    64
      12.5   Survival of Representations and Warranties . . . . . . . . .    65
      12.6   Payment of Expenses and Taxes  . . . . . . . . . . . . . . .    65
      12.7   Termination  . . . . . . . . . . . . . . . . . . . . . . . .    65
      12.8   Successors and Assigns; Participations and Assignments   . .    66
      12.9   Adjustments; Set-off . . . . . . . . . . . . . . . . . . . .    68
      12.10   Counterparts  . . . . . . . . . . . . . . . . . . . . . . .    69
      12.11   Severability  . . . . . . . . . . . . . . . . . . . . . . .    69
      12.12   Integration . . . . . . . . . . . . . . . . . . . . . . . .    69
      12.13   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . .    69
      12.14   Submission To Jurisdiction; Waivers . . . . . . . . . . . .    69
      12.15   Acknowledgments . . . . . . . . . . . . . . . . . . . . . .    70
      12.16   WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . . .    70
      12.17   Confidentiality . . . . . . . . . . . . . . . . . . . . . .    70




                                    SCHEDULES
                                    ---------

Schedule I    Lenders; Addresses for Notices
Schedule II   Commitments and Commitment Percentages
Schedule III  ERISA Matters
Schedule IV   Subsidiaries
Schedule V    Environmental Matters
Schedule VI   Indebtedness
Schedule VII  Liens
Schedule VIII Existing Investments

                                    EXHIBITS
                                    --------

Exhibit  A    Form of Term Loan Note
Exhibit  B    Form of Revolving Credit Note
Exhibit  C    Form of Swing Line Note
Exhibit  D    Form of Subsidiaries Stock Pledge Agreement
Exhibit  E    Form of Subsidiaries Guarantee
Exhibit  F-1  Form of Notice of Borrowing (Drawings)
Exhibit  F-2  Form of Notice of Borrowing (Continuations)
Exhibit  F-3  Form of Notice of Borrowing (Conversions)
Exhibit  G    Form of Notice of Borrowing (Swing Line)
Exhibit  H-1  Form of Opinion of Miles & Stockbridge, Professional Corporation
Exhibit  H-2  Form of Opinion of Peter A. Fish, Esq., In-House Counsel CDSI
Exhibit  I    Form of Assignment and Acceptance



      CREDIT AGREEMENT, dated as of June 13, 1997, among:

(a) Computer Data Systems, Inc., (the "Borrower");

(b) the banks and other financial institutions from time to time parties to this Agreement, (the "Lenders"); and
                      -------

(c) NATIONSBANK, N.A. as administrative agent (in such capacity, the "Administrative Agent") for the Lenders hereunder.
 --------------------

                                   WITNESSETH:
                                   -----------

      WHEREAS, the Borrower has requested that the Lenders make available to it credit facilities of up to $75,000,000 in the aggregate upon the terms, and subject to the conditions, set forth herein to refinance existing indebtedness, finance future acquisitions, provide ongoing working capital and for other general corporate purposes;

      WHEREAS, the Administrative Agent and the Lenders are willing to provide such financing to the Borrower only upon the terms and subject to the conditions set forth herein in lieu of existing credit facilities between the Borrower and NationsBank, N.A.;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that the Administrative Agent is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (ii) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Effective Rate, respectively.

      "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

      "Acquired Business": any Person or a business unit or other asset group of a Person that has been acquired by the Borrower or a Subsidiary in a manner permitted hereunder.

      "Administrative Agent": as defined in the preamble to this Agreement.

      "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise provided that for purposes of this definition, neither Harbor Points Apartments Company Limited Partnership nor any shareholder of the Borrower shall be considered an affiliate of the Borrower.

       "Aggregate Outstanding Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the aggregate amount of all L/C Obligations then outstanding.

      "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

      "Applicable Fixed Rate": the Eurodollar Rate or Federal Funds Rate, as context may require.

      "Applicable Margin": for each Type of Loan outstanding under each Facility, the rate per annum set forth below opposite the quarterly ratio of the Borrower's (a) Indebtedness (other than Performance Obligations) to (b)
EBITDA:

     Indebtedness/EBITD        ABR           Eurodollar      Federal Funds
     ------------------        ---           ----------      -------------

          >2.50                0 b.p.          115 b.p.          145 b.p.
          <2.50                0 b.p.           95 b.p.          125 b.p.
          <2.00                0 b.p.           80 b.p.          110 b.p.
          <1.50                0 b.p.           70 b.p.          100 b.p.
          <1.00                0 b.p.         62.5 b.p.         92.5 b.p.

The Applicable Margin shall, in each case, be determined and adjusted quarterly on the date that is five (5) Business Days after the date by which Borrower is required to provide quarterly financial information in accordance with the provisions of subsection 8.1(b) (each an "Interest Determination Date") provided that in the event that the financial statements required to be delivered pursuant to subsection 8.1 and the related certificates required pursuant to subsection 8.2 are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until one (1) Business Day following the date upon which they actually are delivered, the highest rate shall be determined to be in effect for the purposes of determining Applicable Margins during such period. Such Applicable Margin shall be effective from such Interest Determination Date until the next such Interest Determination Date. Notwithstanding the foregoing, the initial Applicable Margin shall be determined as if the ratio of the Borrower's (a) Indebtedness (other than Performance Obligations) to (b) EBITDA is less than 2.00 but greater than 1.50.

      "Application": an application, in such form as the relevant Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

      "ASEC": Analytical Systems Engineering Corporation, a Massachusetts corporation, or any successor entity thereto.

      "Assignee": as defined in subsection 12.8(c).

      "Available Revolving Credit Commitment": as to any Lender, at any time an amount equal to the excess, if any, of the Revolving Credit Commitment minus the sum of (a) Aggregate Outstanding Extensions of Credit of such Lender and
(b) the Lender's Revolving Credit Commitment Percentage of the aggregate amount of all Swing Line Loans then outstanding.

      "Bank Default": means (i) the refusal (which has not been retracted) of a Lender (other than a Swing Line Lender) to make available an amount equal to its Lender's Commitment Percentage of any borrowing (including any Mandatory Borrowing) or its Lender's Commitment Percentage of any L/C Participation or
(ii) a Lender (other than a Swing Line Lender) having notified the Administrative Agent and or the Borrower that such Lender (other than a Swing Line Lender) does not intend to comply with the obligations under subsections 2.1(a), 3.1(a), 3.7(c), 3.7(e) or 4.4(a), in the case of either (i) or (ii)
above including as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

      "Business":  as defined in subsection 6.17(b).

      "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close; provided that, with respect to matters relating to Eurodollar Loans, the term "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or London, England, are authorized or required by law to close.

      "Capital Expenditures":  for any period, the sum of, without duplication,
(a) all cash expenditures made, directly or indirectly, by the Borrower or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that in accordance with GAAP are reflected as additions to property, plant or equipment on a consolidated balance sheet of the Borrower (other than the use of insurance proceeds for any such expenditure for the replacement of any item listed in this clause (a)) plus (b) the aggregate principal amount of all Indebtedness assumed or incurred in connection with any such expenditures less (c) the aggregate principal amount of any investments permitted under subsection 9.6(i) made after the date hereof that would otherwise qualify as Capital Expenditures.

      "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

      "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $100,000,000, (c) repurchase obligations of any Lender or of any commercial bank or investment bank satisfying the requirements of clause (b) of this definition, having a term of not more than thirty (30) days with respect to securities issued or fully guaranteed or insured by the United States Government or any agency thereof,
(d) commercial paper issued in the United States which is rated at least A-1 by S&P or P-1 by Moody's, (e) securities with maturities of five (5) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest substantially exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

      "CDSI Argentina, S.A.": an Argentine Corporation which is greater than 99% owned by CDSI International, Inc.

      "Closing Date": the date on which the conditions precedent set forth in subsection 7.1 shall be satisfied but in any event no later than June 30, 1997.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral": as defined in the Subsidiaries Stock Pledge Agreement.

      "Commercial L/C Fee": as defined in subsection 4.3(a).

      "Commercial Letter of Credit": as defined in subsection 4.1(b)(i)(2).

      "Commitment": as to any Lender, its Revolving Credit Commitment or Term Loan Commitment and with respect to the Swing Line Lender, its Swing Line Loan Commitment, as the context shall require.

      "Commitment Fee": with respect to the Revolving Credit Commitments, for any period, a fee equal to the result of (a) the average daily amount of the Revolving Credit Commitment during such period less the average daily balance of the Aggregate Outstanding Extensions of Credit for all Lenders during such period, multiplied by (b) the applicable per annum rate set forth below opposite from the ratio of Borrower's (i) Indebtedness (other than Performance Obligations) to (ii) EBITDA, determined as of the most recent Interest Determination Date, provided that in the event that the financial statements required to be delivered pursuant to subsection 8.1 and the related certificates required pursuant to subsection 8.2 are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until one (1) Business Day following the date upon which they actually are delivered, the highest fee shall be determined to be in effect for the purposes of determining the Commitment Fee during such period:

                                                       Revolving Credit
            Indebtedness/EBITDA                         Commitment Fee
            -------------------                        ----------------

                   >2.50                                    23 b.p.
                   <2.50                                    19 b.p.

                   <2.00                                    15 b.p.

                   <1.50                                    12 b.p.
                   <1.00                                     9 b.p.

      "Commitment Percentage": as to any Lender at any time, its Term Loan Commitment Percentage or its Revolving Credit Commitment Percentage, as the context shall require.

      "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

      "Consolidated Fixed Charges": for any Person, for any fiscal period, the sum (without duplication) of the following determined on a consolidated basis:
(a) the amount of interest expense, both expensed and capitalized, of the Borrower and its Subsidiaries for such period, (b) required cash amortization of Indebtedness for such period and discount or premium related to any such Indebtedness for such period, whether expensed or capitalized, (c) the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries for such period with respect to leases of real and personal property and (d) the dividends paid by such Person during such period.

      "Consolidated Net Current Receivables": as of the end of any fiscal period, the amounts which, in conformity with GAAP, are set forth opposite the caption "trade accounts receivable" under the caption "current assets" on a consolidated balance sheet of the Borrower and its Subsidiaries at such date.

      "Consolidated Net Income" or "Consolidated Net Loss": for any fiscal period, the amount which is set forth opposite the caption "net income" (or any like caption) or "net loss" (or any like caption), as the case may be, on a consolidated statement of earnings of the Borrower and its Subsidiaries for such fiscal period.

      "Consolidated Net Worth": for any fiscal period, the sum of (a) Capital Stock and additional paid-in capital plus (b) retained earnings (or minus accumulated deficits) of the Borrower and its Subsidiaries determined on a consolidated basis.

      "Consolidated Tangible Net Worth": for any fiscal period, the sum of (a) Consolidated Net Worth minus (b) any amounts which would be considered intangible assets on a consolidated balance sheet of the Borrower and its Subsidiaries at such date (including without limitation, copyrights, patents, trademarks, contract rights, development costs and goodwill).

      "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Default": any of the events specified in Section 10, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Defaulting Lender": any Lender with respect to which a Bank Default is in effect.

      "Dollars" and "$": dollars in lawful currency of the United States of America.

      "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

      "EBITDA": for any fiscal period for any Person, the Consolidated Net Income or Consolidated Net Loss, as the case may be, for such fiscal period, after excluding therefrom the amount of extraordinary gain and restoring thereto (a) depreciation and amortization (including write-offs or write-downs of amortizable and depreciable items), (b) the amount of interest expense of such Person, determined on a consolidated basis for such period on the aggregate principal amount of their consolidated Indebtedness and any fees including commitment and administrative fees) with respect to such Indebtedness, (c) the amount of tax expense of such Person, determined on a consolidated basis for such period and (d) the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries, determined on a consolidated basis for such period, with respect to leases of real and personal property.

      "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other Requirements of Law (including common law) regulating, elating to or imposing liability or standards of conduct concerning pollution or protection of the environment (including protection of human health from environmental hazards), as now or may at any time hereafter be in effect.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal or fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such oard) maintained by a member bank of such System.

      "Eurodollar Base Rate": the rate per annum determined by the Administrative Agent to be the average of the respective rates per annum posted by each of the principal London office of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in US dollars at approximately 11:00 A.M. (London
Time) two (2) Business Days prior to the beginning of the relevant Interest Period, as specified in the Notice of Borrowing (and rounded, if necessary, pward to the next whole multiple of 1/16 of 1%); provided that, to the extent an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurodollar Base Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by such other major banks in the London interbank market in London, England at approximately 11:00 A.M. (London time) on the date which is two (2) Business Days prior to the beginning of such Interest Period.

      "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%).

                                Eurodollar Base Rate
                       ------------------------------------------

                        1.00 - Eurocurrency Reserve Requirements

      "Event of Default": any of the events specified in Section 10, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Facility": the Term Loan Facility, the Revolving Credit Facility and the Swing Line Facility.

      "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Federal Funds Loans": Swing Line Loans the rate of interest applicable to which is based upon the Federal Funds Rate.

      "Federal Funds Rate": with respect to each day during each Interest Period pertaining to a Federal Funds Loan, a rate per annum as determined by the Swing Line Lender at its principal office as the rate (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%) at which term federal funds would be offered to the Swing Line Lender on the first day of such Interest Period.

      "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are reported in accordance with GAAP as capitalized on a balance sheet of the lessee.

      "Fixed Rate Loans": collectively, the Eurodollar Loans and the Federal Funds Loans

      "Foreign Subsidiary": CDSI Argentina, S.A. or any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

      "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

      "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "GuaranTec, L.L.P.": a Florida limited liability partnership which is 51% owned by CDSI Education Services, Inc.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person incurred for the purpose of providing credit support, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and guarantees by Borrower or any Subsidiary of obligations of Borrower or a Subsidiary to suppliers, licensers or lessors to the extent the underlying obligation is incurred in the ordinary course of business and otherwise permitted hereunder. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
(b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable or such obligation guarantees a Person's performance obligation under an agreement entered into in the ordinary course of the Person's business, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.

      "Guarantor": any Person delivering a Subsidiaries Guarantee.

      "Indebtedness": of any Person, at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of letters of credit and acceptances and letters of credit issued or created for the account of such Person (including without limitation all issued and outstanding Letters of Credit), (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (g) all obligations of such Person in respect of suretyand appeal bonds, performance bonds and other obligations of a like nature, (h) all Indebtedness of the types referred to in clauses (a) through (g) above which is guaranteed directly or indirectly by such Person.

      "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent": pertaining to a condition of Insolvency.

      "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each calendar month, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period of six months, the day which is three months (or a whole multiple thereof) after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Federal Funds Loans, the last Business Day of each Interest Period.

      "Interest Period": shall mean with respect to Fixed Rate Loans:

      (a) with respect to any Eurodollar Loan (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or twelve months thereafter, as selected by the Borrower in a Notice of Borrowing delivered to the Administrative Agent by 11:00 A.M., Charlotte, North Carolina time, not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

      (b) with respect to any Swing Line Loan (i) initially, the period commencing on the borrowing date, with respect to such Swing Line Loan and ending one to thirty days thereafter, as selected by the Borrower in its notice of borrowing given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Federal Funds Loan and ending one to thirty days thereafter, as selected by the Borrower in a Notice of Borrowing delivered to the Administrative Agent by 11:00 A.M., Charlotte, North Carolina time, on the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

            (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be (A) with respect to Eurodollar Loans, to carry such Interest Period into another calendar month or (B) with respect to Federal Funds Loans, to extend such Interest Period past thirty (30) days, in which event such Interest Period shall end on the immediately preceding Business Day;

            (2) any Interest Period pertaining to a Eurodollar Loan that would otherwise extend beyond the Maturity Date or beyond the Term Loan Termination Date shall end on the Maturity Date or the Term Loan Termination Date, as the case may be;

            (3) any Interest Period pertaining to a Federal Funds Loan that would otherwise extend beyond the Swing Line Loan Termination Date shall end on such day;

            (4) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

      "Interest Rate Protection Agreement": any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

      "Issuing Bank": with respect to any Letter of Credit, means (a) NationsBank, N.A. (or any affiliate thereof) upon its agreement to serve in such capacity with respect to such Letter of Credit and (b) any Lender as may be designated by the Borrower and consented to by the Agent (such consent to not be unreasonably withheld) upon such Lender's agreement to serve in such capacitywith respect to such Letter of Credit.

      "L/C Commitment": $7,500,000.

      "L/C Fee Payment Date": the last Business Day of each June, September, December and March.

      "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 4.4(a).

      "L/C Participants": with respect to each Letter of Credit, the collective reference to all the Lenders other than the Issuing Bank with respect thereto.

      "Letter of Credit": a Commercial Letter of Credit or a Standby Letter of Credit, as the context shall require; collectively, the "Letters of Credit".

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

      "Loan": a Term Loan, a Revolving Credit Loan, and a Swing Line Loan as the context shall require; collectively, the "Loans".

      "Loan Documents": this Agreement, the Notes, the Applications, the Subsidiaries Guarantee and the Stock Pledge Agreement.

      "Loan Parties": the Borrower and any of its Subsidiaries.

      "Majority Lenders": at any time Lenders having Term Loan Commitments and Revolving Credit Commitments (or if Revolving Credit Commitments have terminated, Aggregate Outstanding Extensions of Credit) which aggregate more than 51% of the sum of the amount of the Term Loan of the Non-Defaulting Lenders then outstanding and the Revolving Credit Commitments of the Non-Defaulting Lenders (or Aggregate Outstanding Extensions of Credit of the Non-Defaulting Lenders as the case may be) then in effect, provided that, if at any time, there are two or more Lenders hereunder, any action required by Majority Lenders shall require the consent of not less than two Lenders.

      "Mandatory Borrowing": as defined in subsection 3.7(a).

      "Material Adverse Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $1,500,000 for remedial costs, non-routine compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

      "Material Adverse Effect": a material adverse effect on (a) the Borrower's ability to perform its obligations under the Loan Documents, (b) the validity or enforceability of this or any of the other Loan Documents or (c) the rights or remedies of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents.

      "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Moody's": Moody's Investors Service, Inc.

      "Maturity Date": June 13, 2000

      "Multiemployer Plan": a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

      "Non-Defaulting Lender": any Lender other than a Defaulting Lender.

      "Non-Excluded Taxes": as defined in subsection 5.16(a).

      "Notes": the collective reference to the Term Notes, the Revolving Credit Notes and the Swing Line Note.

      "Notice of Borrowing": means (a) with respect to a request for a borrowing (other than a Swing Line Loan borrowing) hereunder, a request in the form of Exhibit F-1 hereto, (b) with respect to a request for continuation of a Eurodollar Loan hereunder, a request in the form of Exhibit F-2 hereto, (c) with respect to a request for conversion of or to a Eurodollar Loan hereunder, a request in the form of Exhibit F-3 hereto and (d) with respect to a request for a borrowing of a Swing Line Loan hereunder, a request in the form of Exhibit G hereto in each case delivered by a Responsible Officer of the Borrower to any such Lender hereunder.

      "Participant": as defined in subsection 12.8(b).

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "Performance Obligations": any performance bonds, guarantees of performance, or Liens in favor of any customer (including any Governmental Authority) to secure partial progress, advances or other payments or performance payments pursuant to any contract or statute in an aggregate amount at any time, not exceeding $5,000,000.

      "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan": at a particular time, any employee benefit plan or other plan established, maintained or contributed to by the Borrower or a Commonly Controlled Entity that is covered by Title IV of ERISA.

      "Prime Rate": the rate of interest per annum publicly announced from time to time by the Administrative Agent at its principal office as its prime rate on a particular day in effect for domestic (United States) commercial loans; such rate is not necessarily intended to be the lowest rate of interest charged by the Lenders in connection with extensions of credit. Each change in the Prime Rate shall be effective on the date such change is publicly announced.

      "Properties": as defined in subsection 6.17(a).

      "Regulation G": Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

      "Reimbursement Obligation": with respect to any Letter of Credit, the obligation of the Borrower to reimburse the Lenders with respect thereto pursuant to subsection 4.4(a) for amounts drawn thereunder.

      "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .22, .25, .27 or .28 of PBGC Reg. section 4043.

      "Requirement of Law": as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer": the chief executive officer, the president, an executive vice president, the chief financial officer or the treasurer of the Borrower.

      "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule II; as the same may be reduced from time to time pursuant to subsections 5.4, 5.5 and 5.6; as to all Lenders collectively, the "Revolving Credit Commitments."

      "Revolving Credit Commitment Percentage": as to any Lender at any date, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the Aggregate Outstanding Extensions of Credit of such Lender then constitutes of the Aggregate Outstanding Extensions of Credit of all Lenders).

      "Revolving Credit Commitment Period": the period from and including the date hereof to but not including the Maturity Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

      "Revolving Credit Facility": the Revolving Credit Facility provided for in Section 3 hereof.

      "Revolving Credit Lender": means any Lender which has a Revolving Credit Commitment Percentage.

      "Revolving Credit Loans": as defined in subsection 3.1.

      "Revolving Credit Note": as defined in subsection 5.1(e).

      "S&P": Standard and Poor's Ratings Group, a division of McGraw Hill Companies Inc.

      "SEC": means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Secured Obligations": shall be the collective reference to the unpaid principal of and interest on the Notes and all other obligations and liabilities (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), of the Borrower to the Administrative Agent and the Lenders (including, without limitation, any affiliate of a Lender with respect to any Letter of Credit issued by such affiliate), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes and the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

      "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Standby Letter of Credit": as defined in paragraph 4.1(b)(i)(1).

      "Stock Pledge Agreement": the Subsidiaries Stock Pledge Agreement and such other stock pledge agreement that may be executed by a Loan Party (as may be amended, supplemented or otherwise modified from time to time) pursuant to the Loan Documents.

      "Subsidiaries Guarantee": each guarantee to be executed and delivered by one or more Domestic Subsidiaries (other than GuaranTec, L.L.P.), substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

      "Subsidiaries Stock Pledge Agreement": the Subsidiaries Stock Pledge Agreement to be executed and delivered by a Subsidiary of the Borrower, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

      "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

      "Swing Line Commitment Period": the period from and including the date hereof to but not including the fifth (5) Business Day prior to the Maturity Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

      "Swing Line Lender": with respect to any Swing Line Loan, NationsBank, N.A. (or any affiliate thereof) upon its agreement to serve in such capacity with respect to such Swing Line Loan.

      "Swing Line Loan Commitment": as to the Swing Line Lender, the obligation of such Lender to make a Swing Line Loan to the Borrower hereunder in an amount not to exceed the Swing Line Loan Maximum Amount.

      "Swing Line Loan Facility": the Swing Line Loan Facility provided for in
Section 3 hereof.

      "Swing Line Loan Maximum Amount": $10,000,000.

      "Swing Line Loan Note": as defined in subsection 5.1(e).

      "Swing Line Loan Termination Date": the fifth (5) Business Day prior to the Maturity Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

      "Swing Line Loans": as defined in subsection 3.4(a).

      "Term Loan": as defined in subsection 2.1.

      "Term Loan Borrowing Date": any one (1) Business Day during the Term Loan Commitment Period.

      "Term Loan Commitment": as to any Lender, the obligation of such Lender to make a Term Loan to the Borrower hereunder in an amount not to exceed the amount set forth opposite such Lender's name on Schedule II, as the same may be reduced from time to time pursuant to subsections 5.4, 5.5 and 5.6; as to all Lenders collectively, the "Term Loan Commitments."

      "Term Loan Commitment Percentage": as to any Lender at any date, the percentage which such Lenders' Term Loan Commitment then constitutes of the aggregate Term Loan Commitments.

      "Term Loan Commitment Period": the period from and including the date hereof to but not including the Term Loan Conversion Date or such earlier date on which the Term Loan Commitments shall terminate as provided herein.

      "Term Loan Conversion Date": the Business Day that is 15 Business Days following the Closing Date.

      "Term Loan Facility": the Term Loan Facility provided for in Section 2 hereof.

      "Term Loan Termination Date": June 13, 2002.

      "Term Note": as defined in subsection 5.1(e).

      "Termination Date": the date on which the provisions of subsection 12.7 have been met.

      "Total Capitalization": for any fiscal period, the sum of (a) Consolidated Net Worth plus (b) Indebtedness.

      "Tranche": the collective reference to Fixed Rate Loans having then current Interest Periods which began on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

      "Transferee": as defined in subsection 12.8(f).

      "TTM EBITDA": as for any Business Day, (i) EBITDA for the Borrower and its Subsidiaries plus (ii) EBITDA for ASEC and its Subsidiaries, each of (i) and (ii) on a consolidated basis for the twelve-month period ending on such Business Day or, if such Business Day is not the last day of a calendar month, on the last Business Day of the calendar month most recently ended prior to such Business Day .

      "Type": as to any Loan, as the context requires, its nature as (i) a Eurodollar Loan or a Federal Funds Loan (collectively, a Fixed Rate Loan) or
(ii) an ABR Loan.

      "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

      1.2 Other Definitional Provisions:
      ---------------------------------

            (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

            (b) Unless otherwise specified herein, all accounting terms used herein (and in any other Loan Document and any certificate or other document made or delivered pursuant hereto or thereto) shall be interpreted, all accounting determinations shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

            (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month inthe relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is nonumerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.  AMOUNT AND TERMS OF TERM LOAN COMMITMENTS

      2.1 Term Loan.

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan ("Term Loan") pursuant to a single drawing immediately available to the Borrower on the Term Loan Borrowing Date in an aggregate principal amount not to exceed the amount of the Term Loan Commitment of such Lender then in effect. Upon such borrowing, any remaining Term Loan Commitment shall immediately terminate. Amounts borrowed under this subsection
2.1 and repaid or prepaid may not be reborrowed.

            (b) The Term Loan may from time to time be (a) Eurodollar Loans,
(b) ABR Loans or (c) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 5.8.

      2.2 Procedure for Term Loan Borrowing. The Borrower shall give the Administrative Agent its irrevocable Notice of Borrowing (which notice must be in writing or by telephone promptly confirmed in writing and must be received by the Administrative Agent prior to 11:00 A.M., Charlotte, North Carolina time
(a) three (3) Business Days prior to the requested borrowing date, if all or any part of the requested Term Loan is to be initially Eurodollar Loans or (b) on the Business Day of the requested borrowing date, otherwise) requesting that the Lenders make the Term Loan on the requested borrowing date and specifying the amount to be borrowed. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.3 prior to 1:00 P.M., Charlotte, North Carolina time on the borrowing date, in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent transferring to an account (which shall be maintained for such purpose by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

      2.3 Amortization of Term Loan.

            (a) The Borrower shall repay the Term Loan commencing on September 30, 1997 in twenty consecutive quarterly installments on the last date of each September, December, March and June (or, if such date is not a Business Day, on the immediately preceding Business Day), installments one through nineteen shall be equal to 3.57% of the aggregate principal amount of the Term Loan outstanding on the Term Loan Conversion Date (after giving effect to any prepayments required by subsection 5.6 and which amount shall be reduced as a result of the application of further prepayments pursuant to subsection 5.4) and installment twenty (to be made on the Term Loan Termination Date) shall be equal to any and all remaining amounts of principal and interest.

            (b) The Borrower shall repay any then-outstanding amount of the Term Loan on the Term Loan Termination Date.

      2.4 Use of Proceeds of Term Loan. The proceeds of the Term Loan shall be utilized by the Borrower to (a) finance the acquisition of ASEC (including the repayment of outstanding indebtedness of ASEC on the Closing Date) and (b) for other general corporate purposes.

SECTION 3.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

      3.1 Revolving Credit Commitments.

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") immediately available to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations and such Lender's Revolving Credit Commitment Percentage of the Swing Line Loans do not exceed such Lender's Revolving Credit Commitment provided, that no additional loan will exceed the Available Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 3.2 and 5.8, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

      3.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent the Borrower's irrevocable Notice of Borrowing which notice must be in writing or by telephone promptly confirmed in writing prior to 11:00 A.M., Charlotte, North Carolina time, (a) three (3) Business Days prior to the requested borrowing date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the day of the requested borrowing date, otherwise. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.3 prior to 1:00 P.M., Charlotte, North Carolina time on the borrowing date, in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent transferring to an account (which shall be maintained for such purpose by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

      3.3 Use of Proceeds of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be utilized by the Borrower for (a) working capital and (b) future acquisitions permitted by this Agreement and (c) other general corporate purposes.

      3.4 Swing Line Loan Commitment.

            (a) Subject to the terms and conditions hereof, the Swing Line Lender, in reliance on the agreements of the other Lenders set forth in subsection 3.7 may, but shall not be obligated to, make swing line loans ("Swing Line Loans") immediately available to the Borrower from time to time during the Swing Line Loan Borrowing Period, in an aggregate principal amount at any one time outstanding which (i) when added to the Aggregate Outstanding Extensions of Credit of all Lenders does not exceed the aggregate Available Revolving Credit Commitment of all Lenders and (ii) when added to the aggregate principal amount of all Swing Line Loans outstanding does not exceed the Swing Line Loan Maximum Amount. During the Swing Line Loan Commitment Period the Borrower may use the Swing Line Loan Commitment by borrowing, repaying the Swing Line Loans and reborrowing, all in accordance with the terms and conditions hereof.

            (b) The Swing Line Loans shall be (i) Federal Funds Loans, (ii) in a minimum amount of $1,000,000 or a whole multiple thereof, and (iii) in Interest Periods of one (1) day to thirty (30) days.

      3.5 Procedure for Swing Line Loans Borrowing. The Borrower may borrow under the Swing Line Loan Commitment during the Swing Line Loan Commitment Period on any Business Day; provided that the Borrower shall deliver to the Administrative Agent the Borrower's irrevocable Notice of Borrowing which notice must be in writing or by telephone promptly confirmed in writing prior to 11:00 A.M., Charlotte, North Carolina time on the day of the requested borrowing date. Upon receipt of any such Notice of Borrowing from the Borrower, the Administrative Agent shall promptly notify the Swing Line Lender thereof. Upon its consent to the borrowing, the Swing Line Lender will make the amount of the requested borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 12.3 prior to 1:00 P.M., Charlotte, North Carolina time on the borrowing date, in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent transferring to an account (which shall be maintained for such purpose by the Administrative Agent) with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

      3.6 Use of Proceeds of Swing Line Loans. The proceeds of the Swing Line Loans shall be utilized by the Borrower for those purposes set forth in subsection 3.3.

      3.7 Refunding Swing Line Loans.

            (a) The Swing Line Lender may, at any time and in its sole discretion, on behalf of the Borrower, with respect to any outstanding Swing Line Loan made to the Borrower, make written request of each Revolving Credit Lender to make a Revolving Credit Loan to the Borrower (each such request a "Mandatory Borrowing").

            (b) Each Mandatory Borrowing made pursuant to this subsection 3.7 shall be (i) made on the next succeeding Business Day, (ii) based pro rata on each Lender's Revolving Credit Commitment Percentage, (iii) initially ABR Loans which may be converted to Eurodollar loans pursuant to subsection 5.8 and (iv) applied directly to repay the Swing Line Lender for such outstanding Swing Line Loans.

            (c) Each Revolving Credit Lender hereby irrevocably consents and agrees to make such Revolving Credit Loans upon one (1) Business Day's notice made pursuant to this subsection 3.7 in the amount and in the manner specified in subsection 3.7(a) and on the date specified in such Mandatory Borrowing notwithstanding (i) that the Mandatory Borrowing may not comply with the conditions described in subsection 3.4, (ii) whether any conditions of Section 6 are then satisfied, (iii) whether a Default or Event of Default under Section 10 has occurred and is continuing, (iv) the date of such Mandatory Borrowing, and (v) any reduction in the Available Revolving Credit Commitment after any such Swing Line Loans were made.

            (d) The Borrower hereby irrevocably consents and agrees by its incurrence of any Swing Line Loan to the making of any Mandatory Borrowing with respect to such Swing Line Loan.

            (e) In the event that the Mandatory Borrowing required to be made pursuant to this subsection 3.7 cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under subsection 10(f) in respect of the Borrower), each Revolving Credit Lender (other than the Swing Line Lender making such request) hereby agrees that it shall forthwith purchase from such such Swing Line Lender (without recourse or warranty) such assignment of the outstanding Swing Line Loans as shall be necessary to cause the Revolving Credit Lenders to share in such Swing Line Loans ratably based upon each Lender's Revolving Credit Commitment Percentage; provided, that all interest payable on the Swing Line Loans shall be for the account of the Swing Line Lender making such request until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Revolving Credit Lender purchasing the same pursuant to this subsection 3.7 from and after such date of purchase.

SECTION 4.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

      4.1 L/C Commitment.

            (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 4.4(a), severally agrees to issue any Letters of Credit requested to be issued by it and so issued by it for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that such Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, such Issuing Bank has knowledge that (i) the L/C Obligations would exceed the L/C Commitment, or (ii) the Available Revolving Credit Commitment would be less than zero.

            (b) Each Letter of Credit shall:

                   (i) be either (1) a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, for which Revolving Credit Loans would be available (a "Standby Letter of Credit"), or (2) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business for which Revolving Credit Loans would be available (a "Commercial Letter of Credit");

                   (ii) be (1) issued from an office of the Issuing Bank in the
            United States and (2) denominated in Dollars; and

                   (iii) expire no later than the earlier of (1) one year following the date of issuance thereof and (2) five (5) days prior to the Maturity Date; provided that any Letter of Credit may provide for renewal thereof for additional one-year periods on an "evergreen" basis (but not, in any event, beyond the date referred to in clause (2) above).

            (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of Maryland.

            (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

            (e) Notwithstanding the foregoing, in the event a Bank Default exists, the Issuing Bank shall not be required to issue any Letter of Credit unless the Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Issuing Bank's additional risk with respect to the participation in Letters of Credit of the Defaulting Lender or Defaulting Lenders, including by cash collateralizing such Defaulting Lender or Lender's Revolving Credit Commitment Percentage of the applicable outstanding L/C Obligations.

      4.2 Procedure for Issuance of Letters of Credit. The Borrower shall request that such Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower; provided that the Issuing Bank shall in no event be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto. In the event that the Letter of Credit to be issued is a Standby Letter of Credit, the Issuing Bank shall furnish a copy of such Standby Letter of Credit to each of the Administrative Agent and the Borrower promptly following the issuance thereof.

      4.3 Fees, Commissions and Other Charges.

            (a) The Borrower shall pay to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, with respect to each Commercial Letter of Credit issued by such Issuing Bank a fee in an amount equal to the applicable Commitment Fee rate then in effect plus 1/4 of 1% per annum on the amount available to be drawn under each Commercial Letter of Credit payable on the date of issuance of such Commercial Letter of Credit and shall be nonrefundable (the "Commercial L/C Fee").

            (b) The Borrower shall pay to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit issued by such Issuing Bank, computed for each day during the period for which payment is due at the rate per annum equal to the Applicable Margin for the Revolving Credit Facility in effect for Eurodollar Loans on such date (calculated on the basis of a 360 day year) times the aggregate amount available to be drawn under such Standby Letter of Credit on such date. Such commissions shall be payable quarterly, in advance, on each L/C Fee Payment Date and shall be nonrefundable.

            (c) The Borrower shall pay to the relevant Issuing Bank, for its own account a fronting fee in the amount equal to 1/4 of 1% per annum on the face amount of each Standby Letter of Credit issued by it. The fronting fee shall be calculated on the basis of a 360 day year and shall be payable quarterly, in advance, on each L/C Fee Payment Date.

            (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

            (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to subsection 4.3.

      4.4 L/C Participations.

            (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued by it hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Bank that, if a draft is paid under any Letter of Credit for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

            (b) If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to paragraph 4.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by it is paid to such Issuing Bank within three (3) Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank (through the Administrative Agent) on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 4.4(a) is not in fact made available to such Issuing Bank by such L/C Participant within three (3) Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of such Issuing Bank submitted to any L/C Participant (through the Administrative Agent) with respect to any amounts owing under this subsection
4.4 shall be conclusive in the absence of manifest error.

            (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 4.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to the Administrative Agent (for the account of such L/C Participant) such L/C Participant's pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank (through the Administrative Agent) the portion thereof previously distributed by such Issuing Bank to it.

      4.5 Reimbursement Obligation of the Borrower.

            (a) The Borrower agrees to reimburse each Issuing Bank on each date on which such Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit issued by such Issuing Bank and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Lenders in connection with such payment. Each such payment shall be made to such Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds.

            (b) Each drawing under any Letter of Credit shall (unless it is reimbursed by the Borrower on the date of drawing) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to subsection 3.2 of ABR Loans in the amount of such drawing. The borrowing date with respect to such borrowing shall be the date of such drawing.

            (c) In the event that any amount cannot be drawn as an ABR Loan pursuant to subsection 4.5(b), interest shall be payable on any and all amounts remaining unpaid by the Borrower under this subsection 4.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

      4.6 Obligations Absolute.

            (a) The Borrower's obligations under this Section 4 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

            (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 4.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee.

            (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

            (d) The Borrower agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Maryland, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

      4.7 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

      4.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 4, the provisions of this Section 4 shall apply.

SECTION 5.  PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT; FEES
            AND PAYMENTS

      5.1 Repayment of Loans; Evidence of Indebtedness.

            (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each applicable Lender (i) the then unpaid principal amount of each Revolving Credit Loan on the Maturity Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 10), (ii) the then unpaid principal amount of each Swing Line Loan on the Swing Line Loan Termination Date (or such earlier date on which the Swing Line Loans become due and payable pursuant to Section 10) and
(iii) the principal amount of the Term Loan on the dates and in the amounts set forth in subsection 2.3 (or the then unpaid principal amount of such Term Loan, on the date that the Term Loan becomes due and payable pursuant to Section 10). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 5.10.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower to the Lender resulting from each loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

            (c) The Administrative Agent shall maintain the Register pursuant to subsection 12.8(d) and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan, Swing Line Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lenders hereunder and (iii) the amount and date of any sum received by the Administrative Agent hereunder from the Borrower.

            (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 12.8(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, record or any error in any record shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by the Lenders in accordance with the terms of this Agreement.

            (e) The Borrower agrees that, upon request of any Lender through the Administrative Agent, the Borrower will execute and deliver to such Lender
(i) a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (the "Term Note"); (ii) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Revolving Credit Note"); and (iii) with respect to such Swing Line Lender, a promissory note of the Borrower evidencing the Swing Line Loans of such Swing Line Lender, substantially in the form of Exhibit C with appropriate insertions as to date and principal amount (a "Swing Line Note").

      5.2 Commitment Fee.

            (a) The Borrower agrees to pay the Commitment Fee.

            (b) Such Commitment Fee shall be calculated on the basis of a 365 or a 366 day year as the case may be.

            (c) Such Commitment Fee shall be payable quarterly, in arrears, on the last Business Day of each September, December, March and June (other than June 30, 1997) and the Maturity Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

      5.3 Agent's Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, such fees as may be agreed from time to time between the Borrower and the Administrative Agent, when and as due.

      5.4 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three (3) Business Days' (or, in the case of prepayments of ABR Loans, one (1) Business Day's) notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to 11:00 A.M., Charlotte, North Carolina time, on the date upon which such notice is due and shall be irrevocable except in connection with prepayments that are contingent on sales of assets to the extent of such contingency), specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, Federal Funds Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given and not withdrawn prior to the date upon which payment is made, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection
5.17 and, except in the case of prepayments of Revolving Credit Loans that are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments, in the case of Revolving Credit Loans that are ABR Loans, shall be in an aggregate principal amount of $100,000, or a whole multiple thereof. Partial prepayments in the case of Revolving Credit Loans that are Eurodollar Loans shall be in an aggregate principal amount of $500,000 or a whole multiple of $200,000 in excess thereof. Partial prepayments in the case of Swing Line Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof.

      5.5 Optional Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three (3) Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted (i) with respect to the Revolving Credit Commitments to the extent that after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations and the then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect and (ii) with respect to the Swing Line Loan Commitment to the extent that after giving effect thereto and to any prepayments of the Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Swing Line Loans then outstanding would exceed the Swing Line Loan Commitment then in effect. Any such reduction shall be in an amount equal to $500,000 or a whole multiple of $200,000 in excess thereof and shall reduce permanently the affected Commitments then in effect.

      5.6 Mandatory Prepayments. If at any time the sum of (i) the Aggregate Outstanding Extensions of Credit for all Lenders plus (ii) the then outstanding Swing Line Loans exceeds the Revolving Credit Commitments, the Borrower shall immediately repay the Swing Line Loans and/or the Revolving Credit Loans and/or deposit (by such procedure acceptable to the Administrative Agent) with the Administrative Agent, for the benefit of the Lenders, in an amount equal to the amount that may be drawn under outstanding Letters of Credit (whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), such repayments and deposits to be in an aggregate amount equal to such excess.

      5.7 Application of Prepayments.

            (a) Unless the Borrower otherwise elects and subject to subsection 5.7(b) any payments of the Loans and reductions of the Commitments made pursuant to subsections 5.4, 5.5 or 5.6 shall be applied (i) first, to the prepayment of the Swing Line Loans, second, to the prepayment of the Revolving Credit Loans and third, to the prepayment of the Term Loan (with such prepayment beingapplied ratably to the then remaining unpaid installments thereof) and (ii) first, to the prepayment of Federal Funds Loans, second, to the prepayment of ABR Loans and, third, to the prepayment of Eurodollar Loans.

            (b) Any payments of the Loans and reductions of the Commitments made pursuant to subsections 5.4, 5.5 or 5.6 shall not be applied to the prepayment of the Loans of a Defaulting Lender at any time (i) under the Term Loan Facility when the aggregate amount of Term Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Term Loan Commitment Percentage of all Term Loans then outstanding or (ii) under the Revolving Credit Facility when the aggregate amount of Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Revolving Commitment Percentage of all Revolving Loans then outstanding.

      5.8 Conversion and Continuation Options.

            (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., Charlotte, North Carolina time, on the requested date of conversion; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., Charlotte, North Carolina time, at least three (3) Business Days prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Maturity Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loan. Any ABR Loan not converted to a Eurodollar Loan hereunder shall continue as an ABR Loan.

            (b) Any Fixed Rate Loans may be continued as Fixed Rate Loans of the same Type upon the expiration of the then current Interest Period with respect thereto by the Borrower delivering to the Administrative Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that:

                   (i) no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined that such a continuation is not appropriate;

                   (ii) no Federal Funds Loan may be continued as such without the consent of the Swing Line Lender;

                   (iii) no Revolving Credit Loan may be continued as such after the date that is one month prior to the Maturity Date;

                   (iv) no Swing Line Loan may be continued as such after the
            Swing Line Loan Termination Date;

                   (v) no Term Loan may be continued after the date of the final installment of principal of the Term Loan;

and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Notice of Borrowing the Administrative Agent shall promptly notify each Lender thereof.

      5.9 Minimum Amounts and Maximum Number of Tranches.

            (a) All borrowings, conversions and continuations of Fixed Rate Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of (i) the Eurodollar Loans comprising each Tranche shall be equal to $500,000 or a whole multiple of $200,000 in excess thereof and (ii) the Federal Funds Loans comprising each Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 thereof. In no event shall there be more than 6 Tranches of Fixed Rate Loans outstanding at any time.

            (b) All borrowings and repayments of ABR Loans hereunder shall be in such amounts so that, after giving effect thereto, the aggregate principal amount of the ABR Loans shall be equal to $100,000 or a whole multiple of $100,000 in excess thereof.

      5.10 Interest Rates and Payment Dates.

            (a) Each Fixed Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Applicable Fixed Rate determined for such day plus the Applicable Margin in effect for such day.

            (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin in effect for such day.

            (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any Commitment Fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, Commitment Fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 5.10(d) plus 2% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

            (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall accrue from and including the date such Loan is made or continued to be made but excluding the date of repayment thereof, provided that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.

            (e) Notwithstanding anything to the contrary contained herein, in no event shall the Borrower be obligated to pay interest in excess of the maximum amount which is chargeable under applicable law.

      5.11 Computation of Interest and Fees.

            (a) The Commitment Fee shall be calculated in accordance with Subsection 5.2. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of the Applicable Fixed Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective.

            (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 5.10(a).

      5.12 Inability to Determine Interest Rate.

            (a) If prior to the first day of any Interest Period pertaining to Eurodollar Loans:

                   (i) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower in the absence of manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                   (ii) the Administrative Agent shall have received notice
            from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period;

The Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as possible thereafter. If such notice is given, (i) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (iii) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

      5.13 Pro Rata Treatment and Payments.

            (a) Each borrowing by the Borrower from the Lenders hereunder (other than Swing Line Loans), each payment by the Borrower on account of any Commitment Fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective relevant Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by the Borrower on account of principal of and (subject to the provisions of subsections 5.4, 5.6, 5.7 and 5.8) interest on the Loans (other than Swing Line Loans) shall be made pro rata according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 2:00 P.M., Charlotte, North Carolina time, on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in subsection 12.3, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            (b) All such payments shall be applied first to accrued and unpaid fees and expenses payable hereunder, second to accrued and unpaid interest on the applicable Loan and third, in accordance with subsection 5.7(a), to reduce the outstanding principal balance of such Loan.

            (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the borrowing date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 5.13 shall be conclusive in the absence of manifest error. If such Lender's relevant Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

      5.14 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case after the Closing Date, shall make it unlawful for any Lender to make or maintain Fixed Rate Loans, as the case may be, as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Fixed Rate Loans, continue Fixed Rate Loans as such or convert ABR Loans to Eurodollar Loans, as the case may be, shall forthwith be suspended to the extent unlawful and (b) to the extent unlawful the Lenders' Loans then outstanding as Fixed Rate Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Fixed Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 5.17.

      5.15 Requirements of Law.

            (a) If the adoption of or any change in any applicable Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority charged with the interpretation or administration thereof made subsequent to the date hereof:

                   (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Fixed Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 5.16 and changes in the rate of net income taxes or franchise taxes (imposed in lieu of net income taxes) of such Lender);

                   (ii) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Applicable Fixed Rate hereunder; or

                   (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into (with respect to Eurodollar Loans), continuing or maintaining Fixed Rate Loans, or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable within thirty (30) days after receipt of the notice referred to in paragraph
(c) below.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law, if compliance therewith is a customary banking practice) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction within thirty (30) days after receipt of the notice referred to in paragraph (c) below.

            (c) If any Lender becomes entitled to claim any amounts pursuant to this Section 5.15, it shall promptly, but in any event within one hundred eighty (180) days after such Lender obtains actual knowledge thereof, notify the Borrower (with a copy to the Lenders) of the event by reason of which it has become so entitled, which notice shall set forth the basis of the calculation of such amounts in reasonable detail. A certificate as to any additional amounts payable pursuant to this Section 5.15 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. If any Lender fails to give such notice within one hundred eighty (180) days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this subsection 5.15 in respect of costs resulting from such event, only be entitled to payment under this subsection 5.15 for costs incurred from and after the date that is one hundred eighty (180) days prior to the date such Lender does give such notice. The agreements in this Section 5.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      5.16 Taxes.

            (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental increased taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection
5.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                   (i)  deliver to the Borrower and the Administrative Agent
            (A) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                   (ii) deliver to the Borrower and the Administrative Agent
            two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                   (iii) obtain such extensions of time for filing and
            complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 12.8 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 5.16, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

            (c) If any Lender shall receive a credit or refund from a taxing authority with respect to, and actually resulting from, an amount of Non-Excluded Taxes actually paid to or on behalf of such Lender by the Borrower (a "Tax Credit"), such Lender shall promptly notify the Borrower of such Tax Credit. If such Tax Credit is received by such Lender in the form of cash, such Lender shall promptly pay to the Borrower the amount so received with respect to the Tax Credit. If such Tax Credit is not received by such Lender in the form of cash, such Lender shall pay the amount of such Tax Credit not later than the time prescribed by applicable Law for filing the return (including extensions of time) for such Lenders' taxable period which includes the period in which such Lender receives the economic benefit of such Tax Credit. In any event, the amount of any Tax Credit payable by a Lender to the Borrower pursuant to this clause (c) shall not exceed the actual amount of cash refunded to, or credits received and usable (in accordance with the actual practices then in use by such Lender) by, such Lender from a taxing authority. In determining the amount of any Tax Credit, a Lender may use such apportionment and attribution rules as such Lender customarily employs in allocating taxes among its various operations and income sources and such determination shall be conclusive absent manifest error. The Borrower further agrees promptly to return to a Lender the amount paid to the Borrower with respect to a Tax Credit by such Lender if such Lender is required to repay, or is determined to be ineligible for, a Tax Credit for such amount. Notwithstanding anything to the contrary contained herein, the Borrower hereby acknowledges and agrees that (i) neither the Administrative Agent nor any Lender shall be obligated to provide the Borrower with details of the tax position of the Administrative Agent or such Lender (as the case may be) and (ii) the Borrower shall have no right to inspect any records (including tax returns) of the Administrative Agent or such Lender (as the case may be).

      5.17 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) failure by the Borrower to make a borrowing of, conversion into or continuation of Fixed Rate Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement; (b) failure by the Borrower to make any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Fixed Rate Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) (A) with respect to Eurodollar Loans, the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market or (B) with respect to Federal Funds Loans, the amount of interest (as reasonably determined by the Swing Line Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the federal funds market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      5.18 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 5.15 or 5.16(a), or if any adoption or change of the type described in subsection 5.14 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its good faith discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 5.15 or 5.16(a), or would eliminate or reduce the effect of any adoption or change described in subsection 5.14.

SECTION 6.  REPRESENTATIONS AND WARRANTIES

      To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

      6.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1996 and the related consolidated statements of income and cash flows for the fiscal year ended on such date, reported on by Ernst & Young, LLP, copies of which have heretofore been furnished to the Administrative Agent, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to the Administrative Agent, are complete and correct and present fairly in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to normal year-end audit adjustments and the absence of footnotes and except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except to the extent as disclosed to the Administrative Agent prior to the date hereof, or as otherwise separately disclosed to the Administrative Agent in writing prior to the date hereof, neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except to the extent permitted under this Agreement or as disclosed to the Administrative Agent prior to the date hereof, or as otherwise separately disclosed to the Administrative Agent in writing prior to the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at June 30, 1996 during the period from June 30, 1996 and including the date hereof.

      6.2 No Change. Since March 31, 1997, there has been no development or event which has had a Material Adverse Effect.

      6.3 Disclosure. No information, schedule, exhibit or report or other document furnished by the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (or pursuant to the terms hereof or thereof), as such information, schedule, exhibit or report or other document has been amended, supplemented or superseded by any other information, schedule, exhibit or report or other document later delivered to the same parties receiving such information, schedule, exhibit or report or other document, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances when made and the information provided hereunder as a whole, not materially misleading.

      6.4 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that all failures to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

      6.5 Corporate Power, Authorization, Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      6.6 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

      6.7 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

      6.8 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

      6.9 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, which is material to the operations of the business of, the Borrower and its Subsidiaries, taken as a whole and none of such property is subject to any Lien except as permitted by subsection 9.3.

      6.10 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted, except for those for which the failure to own or license could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for such claim. To the best knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      6.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, other than Liens permitted by Section 9.3, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

      6.12 Federal Regulations. No part of the proceeds of any Loans will be used in any manner which would violate, or result in the violation of, Regulation D, Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

      6.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred (except as disclosed to the Administrative Agent on Schedule III attached hereto), and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(l) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $500,000.

      6.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness under this Agreement or other Loan Documents.

      6.15 Subsidiaries. Schedule IV hereto sets forth (a) all of the Subsidiaries of the Borrower at the date hereof and (b) ASEC and all of the Subsidiaries of ASEC as of the date of the acquisition of such entities, with the ownership and jurisdiction of incorporation of each of (a) and (b).

      6.16 Pledge Agreements.

            (a) Each Stock Pledge Agreement constitutes a legal, valid and binding obligation of the Loan Party who is party thereto, enforceable against it in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

            (b) Upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock granted pursuant to the Stock Pledge Agreements, the security interests granted pursuant to the Stock Pledge Agreements will constitute a valid, perfected first priority security interest on such Pledged Stock, enforceable as such against all creditors of the respective Pledgor and any Persons purporting to purchase any such Pledged Stock from the respective Pledgor.

      6.17 Environmental Matters. Except as otherwise disclosed to the Lender or as listed on Schedule V:

            (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law except insofar as such violation or liability or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

            (b) the Properties and all operations at the Properties are in compliance in all respects with all applicable Environmental Laws, and there is no contamination at or under (or, to the knowledge of the Borrower, about) the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") except insofar as such violation or failure to be in compliance or contamination, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

            (c) neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Adverse Amount;

            (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount;

            (e) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower, any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law which are binding upon Borrower or any of its Subsidiaries with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Adverse Amount; and

            (f) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in a payment of a Material Adverse Amount.

      6.18 Solvency. The aggregate value of all of the tangible and intangible assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, exceeds the total liabilities of the Borrower and its Subsidiaries on a consolidated basis (including contingent (to the extent required to be reserved against under GAAP), subordinated, unmatured and unliquidated liabilities). The Borrower and its Subsidiaries have the ability to pay their respective debts as they mature and do not have unreasonably small capital with which to conduct their respective businesses. For purposes of this subsection 6.18, the "fair valuation" of such assets is the price at which the assets would change hands between a willing buyer and a willing seller, both being adequately informed of the relevant facts, and neither being under any compulsion to buy or to sell.

      6.19 Guarantees. The provisions of each Subsidiaries Guarantee are effective to create a legal, valid, binding and enforceable guarantee of the obligations described therein in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

SECTION 7.  CONDITIONS PRECEDENT

      7.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

            (a) Loan Documents. The Administrative Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Notes (to the extent so requested by any Lender), executed and delivered by a duly authorized officer of the Borrower, (iii) each Subsidiaries Guarantee, executed and delivered by a duly authorized officer of the party thereto and (iv) a Subsidiaries Stock Pledge Agreement, executed and delivered by a duly authorized officer of CDSI International, Inc.

            (b) Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of such documents or instruments as may be reasonably requested by the Administrative Agent.

            (c) Closing Certificate of Borrower. The Administrative Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date,
(i) attaching the Charter and By-Laws (of the Borrower), (ii) attaching the resolutions of the Executive Committee of the Board of Directors of the Borrower with respect to the transactions contemplated hereby, (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (iv) certifying as to the incumbency and signature of the officers of the Borrower executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Administrative Agent.

            (d) Closing Certificate of Loan Parties. (i) The Administrative Agent shall have received a certificate of the President or any Vice President and the Secretary or an Assistant Secretary of each Loan Party (other than the Borrower and M/GA Fields Road Limited Partnership), dated the Closing Date, (A) attaching the resolutions of the Board of Directors of such Loan Party with respect to the transactions contemplated hereby to which it is a party, (B) certifying that the such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate and (C) certifying as to the incumbency and signature of the officers of such Loan Party executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Administrative Agent and (ii) the Administrative Agent shall have received a certificate from M/GA Fields Road Limited Partnership in form and substance reasonably satisfactory to the Administrative Agent.

            (e) Fees. The Borrower shall have paid the accrued fees and expenses owing hereunder or in connection herewith (including, without limitation, accrued fees and disbursements of counsel to the Administrative Agent), to the extent that such fees and expenses have been presented for payment a reasonable time prior to the Closing Date.

            (f) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of (i) Miles & Stockbridge, a Professional Corporation and (ii) Peter A. Fish, Esq., counsel and in-house counsel, respectively, to the Borrower and the other Loan Parties, substantially in the forms of Exhibit H-1 and Exhibit H-2, respectively.

            (g) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to the Subsidiaries Stock Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

            (h) Actions to Perfect Liens. The Administrative Agent shall have received such duly executed financing statements on form UCC-1 as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents.

            (i) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and the results of such search shall be reasonably satisfactory to the Administrative Agent.

            (j) Insurance. The Administrative Agent shall have received evidence in form and substance satisfactory to the Administrative Agent of the existence of the insurance required under subsection 8.5.

            (k) Termination of Existing Credit Agreements. The Lender shall have received evidence reasonably satisfactory to it of (i) the termination by the Borrower of the financing and negative pledge agreement, dated as of July 23, 1993, (as the same has been amended, supplemented or otherwise modified from time to time) each between the Borrower and NationsBank N.A (as successor to Maryland National Bank, N.A). and (ii) the payment of all amounts which are then due and payable thereunder.

            (l) Pro Forma Balance Sheet. The Administrative Agent shall have received a Pro Forma Balance Sheet from the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

            (m) Miscellaneous. The Administrative Agent shall have received such documents as the Administrative Agent or the Majority Lenders through the Administrative Agent may reasonably request.

      7.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested (it being understood and agreed that a continuation or conversion under subsection 5.8 shall not constitute an extension of credit for purposes of this subsection) to be made by it on any date (including, without limitation, its initial extension of credit ) is subject to the satisfaction of the following conditions precedent:

            (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and each other Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representatives and warranties shall be true and correct in all material respects as of such earlier date).

            (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

            (c) Miscellaneous. The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent or the Majority Lenders through the Administrative Agent may reasonably request.

Each borrowing by, and Letter of Credit issued on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the applicable conditions contained in this subsection
7.2 have been satisfied.

SECTION 8.  AFFIRMATIVE COVENANTS

      The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information and reports and notices) shall cause each of its Subsidiaries to:

      8.1 Financial Statements. Furnish to the Administrative Agent:

            (a) as soon as available, but in any event within one hundred five
(105) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by an independent certified public accountants of nationally recognized standing; as soon as available, but in any event within one hundred five (105) days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year together with consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year as customarily prepared by the management of the Borrower for internal use.

            (b) as soon as available, but in any event not later than sixty
(60) days after the end of each fiscal quarter of the Borrower, the unaudited consolidated and consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the Borrower's fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

      8.2 Certificates; Other Information. Furnish to the Administrative Agent:

            (a) concurrently with the delivery of the financial statements referred to in subsection 8.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating whether in the course of conducting its annual audit they became aware of any Default or Event of Default pertaining to accounting matters and, if so, the nature of such Default or Event of Default;

            (b) concurrently with the delivery of the financial statements referred to in subsections 8.1(a) and (b) a certificate of a Responsible Officer (i) stating that, to the best of such Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired without complying with this Agreement with respect thereto, (B) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office without complying with the requirements of this Agreement with respect thereto and (C) the Borrower has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (iii) setting forth the computations used by the Borrower in determining (as of the end of such fiscal period) compliance with the covenants contained in subsection 9.1;

            (c) concurrently with the delivery of the accountants' certificates referred to in subsection 8.2(a), any comment letter submitted by such accountants to management as of that date;

            (d) as soon as available and in any event within fifty (50) days after the end of each fiscal quarter of the Borrower, an Accounts Aging Schedule, an Unbilled Report Schedule and a quarterly backlog report as at the end of such quarter, certified by a Responsible Officer of the Borrower;

            (e) as soon as available, but in any event (i) not later than one hundred five (105) days after the end of each fiscal year of the Borrower, a copy of all financial statements and regular, periodical or special reports that the Borrower may make to, or file with, the SEC on an annual basis and
(ii) not later than sixty (60) days after the end of each fiscal quarter of the Borrower, a copy of all financial statements and regular, periodical or special reports that the Borrower may make to, or file with, the SEC on a quarterly basis; and

           (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request subject to the provisions of applicable law.

      8.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity in accordance with customary terms or before they become delinquent or in default, as the case may be, all of its material obligations of whatever nature, except where the amount or validity thereof is then being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

      8.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or (in the reasonable judgment of the Borrower) desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 9.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

      8.5 Maintenance of Property; Insurance.

            (a) Keep all material property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance policies insuring all its material property against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent such policies to be in at least such form amounts and having coverage against at least such risks as are customarily insured against in the same general area by companies of similar size engaged in the same or a similar business as may be reasonably satisfactory to the Administrative Agent;

            (b) Each insurance policy described in subsection 8.5(a) shall (i) contain endorsements, in form satisfactory to each Lender, (ii) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof and (iii) be reasonably satisfactory in all other respect to the Administrative Agent. In the event of any termination or notice of non-payment by any insurer with respect to any policy or any lapse in the coverage thereunder, the Borrower shall cause such insurer to give prompt written notice to each Lender of the occurrence of such termination, nonpayment or lapse.

            (c) The Borrower shall deliver to the Administrative Agent a report of a reputable insurance broker with respect to such insurance in each calendar year and such supplemental reports with respect thereto as the Administrative Agent may from time to time reasonably request.

      8.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (b) subject to the requirements of applicable law (and the provisions of subsection 12.17) permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants upon reasonable advance notice when no Default or Event of Default has occurred and is continuing, with respect to the Administrative Agent, as often as may reasonably be desired, at any reasonable time, or, with respect to any Lender other than the Administrative Agent, not more than once per calendar year, at any reasonable time, at the expense of such Lender; provided, that, if an Event of Default has occurred and is continuing,at any reasonable time and as often as may be reasonably desired, at the expense of the Borrower.

      8.7 Notices. Promptly give notice to the Administrative Agent (who shall give prompt notice thereof to the Lenders) of:

            (a) the occurrence of any Default or Event of Default;

            (b) any litigation, investigation or proceeding, which if adversely determined, could reasonably be expected to have a Material Adverse Effect, that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority;

            (c) any default or event of default, which if not cured, could reasonably be expected to have a Material Adverse Effect, under any Contractual Obligation of the Borrower or any of its Subsidiaries;

            (d) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought which reasonably could be expected to have a Material Adverse Effect;

            (e) the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof:
(i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA), a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA) or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
(ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan that is an employee pension benefit plan (as defined in Section 3(2) of ERISA);

            (f) the acquisition or creation of any Subsidiary which has Capital Stock that is directly or indirectly owned by the Borrower or any Subsidiary; and

            (g) any Lien (other than any Liens permitted under this Agreement) or other event that could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interest created by the Stock Pledge Agreement or this Agreement; and

            (h) the occurrence of (i) any development or other event which could reasonably be expected to have a Material Adverse Effect or (ii) any incurrence of contingent liabilities (including, without limitation, any of the events listed in this subsection 8.7 or subsections 9.2 to 9.10) in an aggregate amount, at any one time, exceeding $2,000,000 (other than L/C Obligations under this Agreement).

Each notice pursuant to this subsection 8.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

      8.8 Environmental Laws.

            (a) Comply with, and use reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

            (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that failure to do so would not have a Material Adverse Effect.

      8.9 Further Assurances.

            (a) Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any Requirement of Law which are necessary or reasonably advisable.

            (b) Upon request of the Administrative Agent, promptly provide such documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby as the Administrative Agent shall reasonably request.

      8.10 Additional Subsidiaries.

            (a) With respect to any Person that, subsequent to the Closing Date, becomes a Domestic Subsidiary promptly (i) cause such new Domestic Subsidiary to become a party to a Subsidiaries Guarantee pursuant to documentation which is in form and substance satisfactory to the Administrative Agent and consistent with the form of Exhibit E, and (ii) if so requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to due authorization, execution, delivery of such Subsidiaries Guarantee by such new Domestic Subsidiary and the enforceability against it of such Subsidiaries Guarantee, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (b) With respect to ASEC and its Domestic Subsidiaries, on the date of the acquisition of such entities promptly (i) cause ASEC and its Domestic Subsidiaries to become a party to a Subsidiaries Guarantee pursuant to documentation which is in form and substance satisfactory to the Administrative Agent and consistent with the form of Exhibit E, and (ii) if so requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to due authorization, execution, delivery of such Subsidiaries Guarantee by ASEC and its Domestic Subsidiaries and the enforceability against it of such Subsidiaries Guarantee, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

            (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary, promptly (i) execute and deliver to the Administrative Agent a new Subsidiaries Stock Pledge Agreement or borrower stock pledge agreement consistent with the form of Exhibit D, or such amendments to the Subsidiaries Stock Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Foreign Subsidiary (provided that in no event shall more than 65% of the Capital Stock of any such Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

SECTION 9.  NEGATIVE COVENANTS

      The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsection 9.1) shall not permit any of its Subsidiaries to, directly or indirectly:

      9.1 Financial Condition Covenants.

            (a) Indebtedness to EBITDA. Permit, for any period of four consecutive fiscal quarters, ending on the last day of any fiscal quarter, the ratio of Indebtedness on such day to TTM EBITDA for the twelve-month period ending on such day to be greater than 2.75 to 1.00.

            (b) Indebtedness to Net Worth. Permit, on the last day of any fiscal quarter ending during any fiscal period set forth below, the ratio of
(i) Indebtedness on such day to (ii) Total Capitalization on such day to be greater than the ratio set forth opposite such fiscal period below:

         Fiscal Period                         Ratio
         -------------                         -----

    Closing Date to 06/29/98                0.60 to 1.00

    06/30/98 to 06/29/99                    0.55 to 1.00

    06/30/99 and thereafter                 0.50 to 1.00

            (c) Minimum Tangible Net Worth. Permit, on the last day of any fiscal quarter, the sum of (i) the amount equal to Consolidated Tangible Net Worth on June 30, 1997 minus $5,000,000 ( provided that such amount shall not be less than $23,000,000), plus (ii) the greater of (A) $0 and (B) 50% of Consolidated Net Income (after dividends, excluding goodwill and including losses) for each fiscal quarter of the Borrower and its Subsidiaries occurring after such day.

            (d) Fixed Charge Coverage. Permit, for any period of four consecutive fiscal quarters, ending on the last day of any fiscal quarter the ratio of (i) TTM EBITDA for the twelve-month period ending on such day less Capital Expenditures for that period to (ii) the Consolidated Fixed Charges of the Borrower and its Subsidiaries on such day to be less than 1.75 to 1.00.

            (e) Current Accounts Ratio. Permit, on the last day of any fiscal quarter, the ratio of (i) Consolidated Net Current Receivables (including billed and unbilled account receivables) and cash and Cash Equivalents not subject to any Lien to (ii) Indebtedness on such day to be less than 1.25 to 1.00.

      9.2 Limitation on Indebtedness and Preferred Stock. Create, incur, assume or suffer to exist any Indebtedness or preferred stock (other than preferred stock which, by its terms, does not require the payment of any cash dividends thereon or redemption/reimbursement obligations or impose any cash penalties (other than accrual of dividends on unpaid dividends) for the failure to declare cash dividends thereon), except:

            (a) Indebtedness of the Borrower under this Agreement;

            (b) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary which has executed a Subsidiaries Guarantee;

            (c) Indebtedness outstanding on the date hereof and listed on
Schedule VI and any refinancings, refundings, renewals or extensions thereof in an amount not to exceed the then current principal amount thereof;

            (d) Indebtedness of a corporation which becomes a Subsidiary, after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary and was not created in anticipation thereof and
(ii) immediately after giving effect to the acquisition of such corporation by the Borrower no Default or Event of Default shall have occurred and be continuing;

            (e) Indebtedness under any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary;

            (f) Indebtedness under Interest Rate Protection Agreements with an aggregate notional amount not exceeding at any one time $5,000,000 and entered into to protect the Borrower against fluctuations in interest rates and otherwise acceptable to the Majority Lenders;

            (g) additional Indebtedness not exceeding in aggregate principal amount at any one time outstanding: $25,000,000; and

provided, that no such additional Indebtedness (as described in paragraphs (d), (e) and (g) of this subsection 9.2) shall exceed in aggregate principal amount at any one time outstanding $25,000,000.

      9.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, inventory, assets or revenues, whether now owned or hereafter acquired, except for:

            (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

            (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

            (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and Liens in favor of any customer (including any Governmental Authority) to secure partial progress, advances or other payments or performance payments pursuant to any contract or statute to secure any related Indebtedness;

            (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

            (f) Liens in existence on the date hereof listed on Schedule VII, securing Indebtedness permitted by subsection 9.2(c), provided that no such Lien is spread to cover any additional property after the date hereof and that the amount of Indebtedness secured thereby is not increased;

            (g) Liens on the property or assets of a corporation which becomes a Subsidiary after the date hereof securing Indebtedness permitted by subsection 9.2(c), provided that (i) such Liens existed at the time such corporation became a Subsidiary and were not created in anticipation thereof,
(ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary, and
(iii) the amount of Indebtedness secured thereby is not increased;

            (h) Purchase money Liens upon or in real property or equipment or any other property the purchase of which constitutes a Capital Expenditure acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or such Liens placed on such property or equipment within six months of the time of such acquisition (so long as such transactions are consistent with past business practices), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

further provided, that the aggregate principal amount of such deposits and Liens (as described in paragraph (d) and (h)) outstanding at any time shall not exceed $25,000,000; and

            (i) Liens created pursuant to the Stock Pledge Agreement.

      9.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

            (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Borrower (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation);

            (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Subsidiary of the Borrower;

            (c) any Subsidiary of the Borrower may enter into any transaction permitted by subsection 9.5 or 9.6; and

            (d) any merger where the Borrower is the surviving entity; provided, that such merger does not result in a Default or Event of Default.

      9.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of a material portion of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Subsidiary, except:

            (a) the sale or other disposition of obsolete or worn out property (including, without limitation, any property which is no longer used or useful in the business of the Borrower and its Subsidiaries) in the ordinary course of business; and

            (b) the sale of inventory (including, without limitation, "out of date" and "less than first quality" inventory) in the ordinary course of business.

      9.6 Limitation on Investments, Loans, Guarantee Obligations and Advances. Make any advance, loan, extension of credit or capital contribution to, issue any Guarantee Obligation or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, without the prior written consent of the Majority Lenders except:

            (a) extensions of trade credit in the ordinary course of business;

            (b) investments in Cash Equivalents;

            (c) loans and advances to employees of the Borrower or its Subsidiaries for expenses in the ordinary course of business;

            (d) investments by the Borrower in and loans by the Borrower to, its Domestic Subsidiaries and investments by such Domestic Subsidiaries in, and loans by Domestic Subsidiaries to, the Borrower and other Domestic Subsidiaries; provided that each such Domestic Subsidiary shall have executed a Subsidiaries Guarantee;

            (e) investments in existence on the date hereof which are described on Schedule VIII hereof;

            (f) investments in and of ASEC and its Subsidiaries in existence on the date of the acquisition of such entities; provided, that, (i) such investments shall be added to Schedule VIII and (ii) ASEC and its Domestic Subsidiaries shall have each executed a Subsidiaries Guarantee;

            (g) loans, advances and guarantee obligations to any Person other than a Loan Party which has executed a Subsidiaries Guarantee in an aggregate amount at any time, not exceeding $5,000,000;

            (h) loans, advances or investments in any Foreign Subsidiary in an aggregate amount, at any time, not exceeding $3,000,000; provided that any such Foreign Subsidiary is an Issuer pursuant to a Stock Pledge Agreement;

            (i) during such time as no Default or Event of Default has occurred and is continuing or would result therefrom, investments in Capital Stock or assets of an Acquired Business that shall have (i) a net income for the preceding twelve-month period ending on the date of such acquisition and (ii) a principal office located in (and in the case of an investment in Capital Stock, in an entity organized under the laws of any jurisdiction within) the United States, in an aggregate amount not to exceed the sum of (A) $25,000,000 plus
(B) $10,000,000, for each $10,000,000 repayment of principal amount of the Term Loan by the Borrower; provided, that such sum shall not exceed $50,000,000.

      9.7 Limitation on Transactions with Affiliates. Except for compensatory benefit arrangements as of the date hereof, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

      9.8 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than June 30.

      9.9 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement, purchase money mortgages, Financing Leases and other similar fixed asset financings permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

      9.10 Limitation on Lines of Business. Except in connection with immaterial portions of an Acquired Business, enter into any business, either directly or through any Subsidiary, except for (a) the businesses and businesses of a similar type in which the Borrower and its Subsidiaries are engaged on the date hereof and ASEC and its Subsidiaries are engaged on the date of the acquisition of such entities and (b) other activities relating thereto.

SECTION 10. EVENTS OF DEFAULT

      If any of the following events shall occur and be continuing:

            (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation within five (5) Business Days after any such principal becomes due in accordance with the terms hereof or any other Loan Document, or the Borrower shall fail to pay any interest on any Loan, within fifteen (15) Business Days after any such interest becomes due, or the Borrower shall fail to pay any other amount payable hereunder or any other Loan Document after such other amount becomes due in accordance with the terms thereof or hereof; or

            (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

            (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 9 (excluding any such agreements contained in subsections 9.1(b) and (c)) or any negative covenant contained in any other Loan Document; or

            (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 10), and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which an executive officer of the Borrower has actual knowledge thereof and (ii) the date upon which the Administrative Agent or any Lender gives notice to the Borrower thereof; or

            (e) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
(ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or Administrative Agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the passage of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $1,000,000; or

            (f) (i) The Borrower or any Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof, or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
(ii), or (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee hall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other adverse event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to involve an aggregate amount of liability to the Borrower or any Subsidiary in excess of $1,000,000; or

            (h) One or more judgments or decrees shall be entered against the Borrower or any Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

            (i) (i) As a result of one or more transactions (including, without limitation, mergers, acquisitions, amalgamations or consolidations) occurring after the Closing Date (A) any Person (1) shall have acquired beneficial ownership of 30% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (2) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors; or (B) for each consecutive twelve month period from the Closing Date, any three or more Persons holding any one or more of the following offices of the Borrower: the Chair of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or any Group President, shall not be Continuing Officers ("Continuing Officers" shall mean such Persons who hold such offices of the Borrower as of (i) the Closing Date or (ii) the annual anniversary date of the Closing Date, as context requires); or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors ("Continuing Directors" shall mean the directors of the Borrower on the date hereof and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors); or

            (j) (i) the Stock Pledge Agreement shall cease, for any reason (other than a partial or full release in accordance with the terms thereof), to be in full force and effect; (ii) the Lien created by any of the Stock Pledge Agreements shall cease to be enforceable and of the same effect and priority purported to be created thereby; or (iii) any Subsidiaries Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert;

            (k) any Loan Party is debarred, suspended or proposed for debarment or is declared ineligible for the award of contracts by any Governmental Authority and such debarment, suspension or proposed debarment or declaration is reasonably expected to have a Material Adverse Effect on the business, operations, property, financial condition or prospects of the Borrower and its Subsidiaries taken as a whole;

then, and in any such event, (i) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section 10 with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (ii) if such event is any other Event of Default, either or both of the following actions may be taken: (A) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (B) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 10, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

      With respect to all Letters of Credit for which there is an L/C Obligation with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit (by such procedure acceptable to the Administrative Agent) with the Administrative Agent, for the benefit of the Lenders, in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the holders of the Secured Obligations, the Issuing Banks and the L/C Participants, a security interest in such cash collateral to secure the Secured Obligations and to secure all other obligations of the Borrower under this Agreement and the other Loan Documents. The Administrative Agent shall release such cash collateral on the Termination Date. The Borrower shall execute and deliver to the Administrative Agent such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of its security interest in such cash collateral account.

SECTION 11. THE ADMINISTRATIVE AGENT

      11.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints NationsBank, N.A. as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsi-bilities, except those expressly set forth herein, or any fiduciary relation-ship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

      11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through Administrative Agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any Administrative Agents or attorneys-in-fact selected by it with reasonable care.

      11.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

       11.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. Without limiting the foregoing or the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent in good faith to be from a Responsible Officer or Borrower. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

      11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

      11.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, Administrative Agents, attorneys-in-fact or Affiliates.

      11.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (such Commitment Percentage to be determined as if there are not Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. To the extent that any Lender would be required to indemnify the Administrative Agent pursuant to this subsection 11.7 but for the fact that it is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Lender shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Lender under this subsection 11.7 over the aggregate amount that such Lender would have been obligated to pay had such first Lender not been a Defaulting Lender. The agreements in this subsection 11.7 shall survive the payment of the Loans and all other amounts payable hereunder.

      11.8 Administrative Agent in its Individual Capacity. The Administrative Agent and each of its respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its respective individual capacity.

      11.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon ten (10) days' notice to the Lenders and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor Administrative Agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

SECTION 12. MISCELLANEOUS

      12.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this subsection 12.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                   (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lenders' Commitments or increase the amount or extend the expiration date of the Swing Line Loan Facility, in each case without the consent of each Non-Defaulting Lender directly affected thereby;

                   (ii) amend, modify or waive any provision of subsections
            10(a) and 10(e), in each case without the written consent of all the Non-Defaulting Lenders;

                   (iii) amend, modify or waive any provision of this subsection 12.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Non-Defaulting Lenders;

                   (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Non-Defaulting Lenders;

                   (v) take any action having the effect of releasing any of the material collateral or material guarantee obligations provided for in any Subsidiaries Guarantee or Stock Pledge Agreement in each case without the written consent of the Non-Defaulting Lenders;

                   (vi) amend, modify or waive any provision of Section 4
            without the written consent of each Issuing Bank directly affected thereby (provided that such Issuing Bank is not a Defaulting Lender); or

                   (vii) amend, modify or waive any provision of Section 11
            without the written consent of the then Administrative Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders (including Defaulting Lenders) and shall be binding upon the Borrower, the Lenders (including Defaulting Lenders) , the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders (including Defaulting Lenders) and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      12.2 Releases of Collateral Security and Guarantee Obligations. Notwithstanding anything to the contrary contained herein or in any Loan Document, upon request of the Borrower, the Administrative Agent shall (without any notice to or vote or consent of any Lender) take any action which has the effect of releasing any collateral security and/or guarantee obligations provided for in any Loan Document to the extent necessary to permit the consummation of any asset dispositions permitted by subsection 9.5.

      12.3 Notices. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three (3) days after being deposited in the mails, postage prepaid, or
(c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:

            Computer Data Systems, Inc.
            One Curie Court
            Rockville, MD  20850
            Attention: John C. Kezer, Treasurer/Secretary
            Telecopy:   (301) 921-0130
            Phone:      (301) 921-7017

with a copy to:
--------------

            Miles & Stockbridge, a Professional Corporation
            10 Light Street
            Baltimore, MD  21202
            Attention: David A. Gibbons, Esq.
            Telecopy:   (410) 385-3700
            Phone:      (410) 385-3521

The Administrative Agent:

            NationsBank, N.A.
            8300 Greensboro Dr.
            Suite 550
            McLean, VA  22102
            Attention: James W. Gaittens, Vice President
            Telecopy:   (703) 917-0519
            Phone:      (703) 761-8405

with a copy to:
--------------

            Shaw Pittman Potts & Trowbridge
            2300 N Street, N.W.
            Washington, D.C.  20037
            Attention: M. David Krohn, Esq.
            Telecopy:   (202) 663-8007
            Phone:      (202) 663-8520

provided that any notice, request or demand to or upon the Administrative Agent pursuant to subsection 2.2, 3.2, 3.5,4.2, 5.4, 5.5 or 5.8 shall not be effective until received.

      12.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      12.5 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

      12.6 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection here-with or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable to any other Person or determined to be payable to any other Person in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to any other Person of any kind or nature whatsoever with respect to any Letters of Credit or the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans and any such other documents, including, without limitation, any of the foregoing relating to the violation of, non-compliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities to the extent arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender. The agreements in this subsection 12.6 shall survive repayment of the Loans and all other amounts payable hereunder.

      12.7 Termination. This Agreement shall terminate upon the termination of all Commitments and the expiration of all Letters of Credit for which there is an L/C Obligation and the irrevocable repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time under any of the Loan documents; provided that all indemnities set forth herein including, without limitation, in subsections 5.15, 5.16, 5.17, 11.7 and 12.6 shall survive such termination.

      12.8 Successors and Assigns; Participations and Assignments.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 12.1. The Borrower agrees that if amounts out-standing under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 5.15, 5.16 and 5.17 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 5.16, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such sub-section than the Lenders would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant had no such transfer occurred.

            (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit I, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording, provided that, in the case of any such assignment to an additional bank or financial institution, (x) the sum of the aggregate principal amount of the Term Loan (or, prior to the Closing Date, Term Loan Commitment) and the aggregate amount of the Revolving Credit Commitment being assigned are not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and (y) if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Term Loan (or, prior to the Closing Date, Term Loan Commitment) and the aggregate amount of the Revolving Credit Commitment remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent). Upon such execution, delivery, acceptance and recording (and the payment of the registration and processing fee described in clause (e) below), from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the Lenders' rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in subsection 10(f) shall have occurred and be continuing.

            (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
12.3 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $2,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower; provided that no such fee shall be payable with respect to any assignment from an assigning Lender to an affiliate thereof.

            (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lenders' possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lenders' credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

            (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 12.8 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

      12.9 Adjustments; Set-off.

            (a) If any Lender (a "Benefited Lender") at any time shall receive any payment of all or part of its Term Loan, its Revolving Credit Loans (including Mandatory Borrowings) or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 10(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lenders' Term Loans, such Lenders' Revolving Credit Loans (including Mandatory Borrowings) or the Reimbursement Obligations owing to it (as the case may be), or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lenders' Term Loans, such Lenders' Revolving Credit Loans (including Mandatory Borrowings) or the Reimbursement Obligations owing to it (as the case may be), or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, and if after taking into account such sharing the benefited Lender continues to have access to addition funds of or collateral granted by the Borrower for application on account of its indebtedness, then the benefited Lender shall use such funds or collateral to reduce Indebtedness of the Borrower held by it and share such payments and the benefits of such collateral with the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lenders' Loans (including Mandatory Borrowings) or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or (to the extent permitted by applicable law) banking affiliate thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent or any Lender after any such set-off and applica-tion made by such Lender, provided that the failure to give such notice shall not affect the validity of the set-off and application.

      12.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

      12.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      12.12 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

      12.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MARYLAND.

      12.14 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Maryland, the courts of the United States of America for the 4th circuit, and appellate courts from any thereof,

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 12.3 or at such other address of which the Lenders shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, except in the case of extreme bad faith (and otherwise to the maximum extent not prohibited by law), any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 12.14 any special, exemplary, punitive or consequential damages.

      12.15 Acknowledgments. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

            (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Borrower and the Lenders.

      12.16 WAIVERS OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      12.17 Confidentiality. Each of the Administrative Agent and the Lenders agrees that it will use reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, affiliates, or the Administrative Agent or other Lenders, if the disclosing Person reasonably determines that such other Person is required to have access to such information) any information with respect to the Borrower or any Subsidiary which is furnished pursuant to this Agreement or any other Loan Document that is identified by such Person as being confidential at the time the same is delivered to the Administrative Agent or the Lender; provided that the Administrative Agent or Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to or in connection with any examination conducted by any Governmental Authority having or claiming to have jurisdiction over such Administrative Agent or Lender (including the Federal Reserve Board and the Federal Deposit Insurance Corporation or any similar organization (whether in the United States or elsewhere) and their respective successors), (c) as may be required or approp-riate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any Requirement of Law applicable to it, (e) in connection with any litigation to which the Administrative Agent or any of the Lenders is a party or in connection with the enforcement of rights or remedies hereunder or under any Loan Document (f) to any prospective Transferee which is not at the time the Administrative Agent or a Lender, if such prospective Transferee has agreed in writing to be bound by the provisions of this Section
12.17 to the same extent as the disclosing Person or (g) Standard Credit References in conformity with the Code of Ethics for the Exchange of Commercial Credit Information between Banks as established by the Robert Morris Associates. The Borrower acknowledges and agrees that the Administrative Agent or any Lender may share with any of its affiliates any information related to the Borrower or any Subsidiary (including, without limitation, nonpublic information regarding the creditworthiness of the Parent, the Parent, the Borrower or any Subsidiary), so long as such affiliate is subject to the provisions of this Section 12.17 to the same extent as the Administrative Agent or such Lender.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                    NATIONSBANK, N.A.,
                                    as Administrative Agent and a Lender


                                    By /s/James W. Gaittens
                                      ----------------------
                                    Name:  James W. Gaittens
                                    Title: Vice President, Technology Group



                                    COMPUTER DATA SYSTEMS, INC.,
                                    as Borrower


                                    By /s/Peter A. Bracken
                                      --------------------
                                    Name:  Peter A. Bracken
                                    Title: Chief Executive Officer